UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): January 20, 2005

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCY; AND REGULATION FD DISCLOSURE	3
SIGNATURES	4

ITEM 1.03 BANKRUPTCY; AND REGULATION FD DISCLOSURE

Bankruptcy

On January 20, 2005, First Virtual Communications, Inc. filed Chapter 11 reorganization cases for itself and its domestic subsidiary, CUseeMe Networks, Inc. (collectively, the “Company”), in the United States Bankruptcy Court for the Northern District of California, San Francisco Division. The Company will continue to operate its business as “debtors in possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company expects to utilize the bankruptcy process to implement a restructuring transaction that may or may not include a sale of certain assets. In addition, the Company announced an agreement in principle with its bank lender to continue to have access to working capital during this process. At the present time, the Company does not anticipate that any distributions will be available to holders of the Company’s equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of the Company’s securities as the value and prospects are highly speculative.

Cautionary Statement:

In addition to the historical information contained in this Current Report, certain of the information contained in this Current Report should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company’s current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to access working capital, including, but not limited to, the use of cash collateral or debtor in possession financing; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more transactions for the sale of the Company’s assets or other change of control transactions under a plan or plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining the Bankruptcy Court’s approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms and relationships with vendors, service providers and employees; the Company’s ability to maintain contracts that are critical to its operations; any adverse impact on us from the special investigation and restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports; the Company’s potential inability to maintain business relationships with the Company’s integrators, distributors and suppliers; and other risk factors set forth in the Company Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s other public filings with the SEC.

We assume no obligation to update any forward-looking statements contained herein. The Company expectations and the events, conditions and circumstances on which these forward-looking statements are based may change.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2005	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Jonathan G. Morgan
Jonathan G. Morgan
Chief Executive Officer, Chief Financial Officer and Secretary

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